Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Zeta Global Holdings Corp. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(1)
the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 24, 2023	By:	/s/ Christopher Greiner
Christopher Greiner
Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.